Exhibit 99.1

          FOR IMMEDIATE RELEASE                  Contact:  Robert E. Klem, Ph.D.
                                                            JBL Scientific, Inc.
                                                             Phone: 805-544-8524




            GENTA INCORPORATED ANNOUNCES SECOND QUARTER 1997 RESULTS


               SAN DIEGO,  CA,  August 13, 1997 -- Genta  Incorporated  (Nasdaq:
          GNTA) announced today its operating results for the second quarter and six months ended June 30, 1997. The Company reported a net loss totaling $4.0 million, or $0.94 per common share for the second quarter of 1997, compared to a net loss of $3.6 million, or $1.35 per common share, for the second quarter of 1996.

               For the six months ended June 30, 1997, Genta reported a net loss totaling $6.9 million, or $1.67 per common share, compared to $7.5 million, or $2.92 per common share, for the same period ended June 30, 1996. This reduction in net loss is attributable to the decrease in equity of net loss of joint venture, which was due to the fact that a greater portion of the joint venture's development activities were funded by third parties.

               The reduction was partially offset by an aggregate of approximately $600,000 in non-recurring charges recorded during the second quarter of 1997 which related to the Company's restructuring and workforce reductions, as well as increased selling, general and administrative expenses due to legal expenses incurred in defending a lawsuit in which the Company prevailed, and increased legal and accounting expenses related to the equity offerings consummated in 1997 and the Company's successful efforts to avoid the potential Nasdaq delisting.

               In recent months the Company has reached a number of milestones, including:

     o focusing its product and technology development efforts on a few core areas such as Anticode(TM) (antisense) products intended to treat cancer at its genetic source and the development of oral controlled-release drugs
     o    reducing head count by almost 50 percent
     o    appointing a transitional management team
     o    completing a successful private placement.

               The Company reported cash and cash equivalents of $10 million at June 30, 1997. The Company also reported a subscription receivable (which amount was

                                     (more)
          received in cash, on July 1) of an additional $4.2 million related to the private placement of equity securities that closed on June 30, 1997.

               The Company has reduced the burn rate associated with its joint venture, however it believes that it will need substantial additional capital to complete its drug development programs. Currently, it is negotiating with biotechnology and pharmaceutical companies regarding collaborative agreements and other financing arrangements which, if successfully completed, would provide additional financial support for its drug development programs. There can be no assurance, however, that any such collaborative agreements or other sources of funding will be available on favorable terms, if at all.

               The  statements  contained  in this  press  release  that are not historical  are  forward-looking  statements  within  the  meaning  of
          Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended including statements regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's views as of the date they are made with respect to future events, but are subject to many risks and uncertainties, which could cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Examples of such risks and uncertainties include, but are not limited to: the obtaining of sufficient financing to maintain the Company's planned operations; the timely development, receipt of necessary regulatory approvals and acceptance of new products; the successful application of the Company's technology to produce new products; the obtaining of proprietary protection for any such technology and products; the impact of competitive products and pricing and reimbursement policies; and the changing of market conditions. The Company does not undertake to update any forward-looking statements.

               Genta Incorporated (Nasdaq: GNTA) is a biopharmaceutical company whose strategy consists of building a product and technology portfolio that represents varying degrees of development risk and market potential, including Anticode(TM) (antisense) products intended to treat cancer at its genetic source, oral controlled-release drugs and other genomics opportunities.

                         (Financial Information Follows)

                              GENTA INCORPORATED
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)
                      (In thousands, except per share data)

                                                            QUARTERS ENDED                    SIX MONTHS ENDED
                                                               JUNE 30,                           JUNE 30,
                                                     ---------------------------       ---------------------------
                                                          1997             1996            1997             1996
                                                          ----             ----            ----             ----
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Revenues:
  Product sales                                         $1,093           $1,365           $2,252           $2,611
  Collaborative research and development                    --               --               50               --
                                                     ----------      -----------      -----------      -----------
                                                         1,093            1,365            2,302            2,611
                                                     ----------      -----------      -----------      -----------
Costs and expenses:
   Cost of products sold                                   793              709            1,505            1,264
   Research and development                              1,142            1,453            2,249            3,030
   Selling, general and administrative                   2,115            1,226            3,574            2,335
                                                     ----------      -----------      -----------      -----------
                                                         4,050            3,388            7,328            6,629
                                                     ----------      -----------      -----------      -----------
Loss from operations                                    (2,957)          (2,023)          (5,026)          (4,018)
Equity in net loss of joint venture                       (477)            (942)            (781)          (2,150)
Interest income (expenses), net                            (26)              50               26               32
Accrued dividends on preferred stock                      (573)            (677)          (1,148)          (1,354)
                                                     ----------      -----------      -----------      -----------
Net loss applicable to common shares                   ($4,033)         ($3,592)         ($6,929)         ($7,490)
                                                     ==========      ===========      ===========      ===========
Net loss per common share*                               ($.94)          ($1.35)          ($1.67)          ($2.92)
                                                     ==========      ===========      ===========      ===========
Shares used in computing net loss
  per common share*                                  4,293,722        2,654,225        4,147,358        2,566,944
                                                     ==========      ===========      ===========      ===========

*Per share data have been adjusted to reflect the one-for-ten reverse split of the Company's outstanding common stock which was effected on April 4, 1997.

                                                         JUNE 30,    JUNE 30,
                                                         -------     -------
                                                          1997        1996
                                                          ----        ----
CONSOLIDATED BALANCE SHEETS DATA:
Cash, cash equivalents and
   short-term investments                               $9,970      $2,321
Working capital (deficit)                                8,179      (3,596)
Total assets                                            23,788      14,581
Notes payable and capital lease
   obligations, less current portion                       917       1,852
Total stockholders' equity                              13,339       4,713

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